                                                   Registration No. 333-________
                                                   Filed February 25, 1999



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------


                     Peoples Heritage Financial Group, Inc.
    ------------------------------------------------------------------------
    (EXACT Name of Registrant as specified in its Articles of Incorporation)


         Maine                                             01-0437984
------------------------                       ---------------------------------
(State of incorporation)                       (IRS Employer Identification No.)



                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                           1996 Equity Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

William J. Ryan                            Copies to:
Chairman, President and                    Gerard L. Hawkins, Esq.
  Chief Executive Officer                  Elias, Matz, Tiernan & Herrick L.L.P.
Peoples Heritage Financial Group, Inc.     734 15th Street, N.W.
P.O. Box 9540                              Washington, D.C.  20005
One Portland Square                        (202) 347-0300
Portland, Maine 04112-9540
(207) 761-8500
--------------------------------------
(Name, address and telephone number of
agent for service)




                               Page 1 of 12 pages
                     Index to Exhibits is located on page 2

                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------

  Title of
 Securities          Amount     Proposed Maximum   Proposed Maximum      Amount of
    to be            to be       Offering Price       Aggregate       Registration Fee
 Registered      Registered(1)    Per Share(3)    Offering Price(3)
---------------------------------------------------------------------------------------

Common Stock,
 par value $.01  3,500,000(2)       $16.968          $59,388,000        $16,509.86

---------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.01 per share ("Common Stock"), of Peoples Heritage Financial Group, Inc. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Represents the number of additional shares of Common Stock of the Company reserved for issuance under the Company's 1996 Equity Incentive Plan, as amended and restated (the "Plan").

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock on February 19, 1999 as reported by the Nasdaq Stock Market, Inc. National Market System.

                           --------------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. ss. 230.462.

This Registration Statement registers additional securities to be issued under the Peoples Heritage Financial Group, Inc. 1996 Equity Incentive Plan for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File No. 333-46367), which was filed with the Commission on February 13, 1998 and originally registered 2,500,000 shares of Common Stock (as adjusted for a stock split effected by the Company in May 1998), are incorporated herein by reference.

ITEM 8.   EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     No.      Exhibit                                                       Page
     ---      -------                                                       ----

     4        Common Stock Certificate                                      (1)

     5        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
              as to the legality of the securities                          E-1

     23.1     Consent of Elias, Matz, Tiernan & Herrick L.L.P.
              (contained in the opinion included as Exhibit 5)              --

     23.2     Consent of KPMG Peat Marwick LLP                              E-3

     23.3     Consent of Wolf & Company, P.C.                               E-4

     23.4     Consent of Shatswell, MacLeod & Company, P.C.                 E-5

     24       Power of attorney for any subsequent amendments
              (located in the signature pages of this
              Registration Statement).                                      --

     99       1996 Equity Incentive Plan, as amended                        (2)

     ----------
     (1) Incorporated by reference from the Company's Registration Statement on Form 8-B, filed with the Commission on May 20, 1988.

     (2) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 27, 1998.





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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 25th day of February 1999.

                                        PEOPLES HERITAGE FINANCIAL GROUP, INC.



                                        By: /s/ William J. Ryan
                                            ------------------------------------
                                            William J. Ryan, Chairman, President
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

/s/ Robert P. Bahre                                            February 25, 1999
---------------------------------------
Robert P. Bahre
Director


/s/ Peter J. Baxter                                            February 25, 1999
---------------------------------------
Peter J. Baxter
Vice Chairman, Executive Vice President
 and Chief Operating Officer


                                                               February   , 1999
---------------------------------------
P. Kevin Condron
Director


/s/ Everett W. Gray                                            February 25, 1999
---------------------------------------
Everett W. Gray
Director





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

/s/ Andrew W. Greene                                           February 25, 1999
------------------------------------------
Andrew W. Greene
Director


                                                               February   , 1999
------------------------------------------
Katherine M. Greenleaf
Director


/s/ Douglas S. Hatfield                                        February 25, 1999
---------------------------------------
Douglas S. Hatfield
Director


/s/ David D. Hindle                                            February 25, 1999
---------------------------------------
David D. Hindle
Director


                                                               February   , 1999
---------------------------------------
Dana S. Levensen
Director


/s/ Robert A. Marden, Sr.                                      February 25, 1999
---------------------------------------
Robert A. Marden, Sr.
Director


                                                               February   , 1999
---------------------------------------
Philip A. Mason
Director


                                                               February   , 1999
---------------------------------------
John M. Naughton
Director


/s/ Malcolm W. Philbrook, Jr.                                  February 25, 1999
---------------------------------------
Malcolm W. Philbrook, Jr.
Director

/s/ Pamela Plumb                                               February 25, 1999
---------------------------------------
Pamela Plumb
Director


/s/ Seth Resnicoff                                             February 25, 1999
---------------------------------------
Seth Resnicoff
Director


/s/ William J. Ryan                                            February 25, 1999
---------------------------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
(principal executive officer)


/s/ Curtis M. Scribner                                         February 25, 1999
---------------------------------------
Curtis M. Scribner
Director


                                                               February   , 1999
---------------------------------------
Paul R. Shea
Director


/s/ John E. Veasey                                             February 25, 1999
---------------------------------------
John E. Veasey
Director


/s/ Peter J. Verrill                                           February 25, 1999
---------------------------------------
Peter J. Verrill
Executive Vice President, Chief
 Financial Officer and Treasurer
 (principal financial and accounting officer)





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